SCHEDULE TO FORM OF AGREEMENT ENTERED INTO

WITH CERTAIN EXECUTIVE OFFICERS

The Company has entered into Agreements ("Change in Control Agreements") with the following executive officers1:

Executive Officer	Date Agreement Executed
James S. Andrasick	January 25, 2006
Christopher J. Benjamin	January 25, 2006
Nelson N. S. Chun	January 25, 2006
Matthew J. Cox	January 25, 2006
W. Allen Doane	January 25, 2006
G. Stephen Holaday	January 25, 2006
Stanley M. Kuriyama	January 25, 2006
Meredith J. Ching	November 26, 2007

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1 This is a listing of those executive officers with Change in Control Agreements; it is not a complete list of the executive officers of Alexander & Baldwin, Inc.